UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016
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SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)

(954) 447-7920
(Registrant's telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 17, 2016, the Board of Directors of Spirit Airlines, Inc. (the “Company”) appointed Edmundo Miranda, Vice President and Controller, as the Principal Accounting Officer of the Company.

Mr. Miranda, age 39, has served as the Company's Vice President and Controller since January 2012. Prior to that, he served as the Company's Senior Director, Corporate Controller from January 2009 to December 2011 and as Director of Corporate Accounting from July 2007 to January 2009. From 2001 to 2007, Mr. Miranda served in the audit practice of KPMG LLP, where he worked with publicly traded and mid-sized to large private corporations before leaving as a Manager.

Mr. Miranda has no family relationships with any director or executive officer of the Company and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Miranda has not entered into any material plan, contract or arrangement nor received any new equity-based awards in connection with his appointment as Principal Accounting Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 20, 2016

SPIRIT AIRLINES, INC.
By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel